Exhibit 99.1

MEDALLION FINANCIAL ANNOUNCES NEW INCREASED BUYBACK AUTHORIZATION AND CHANGES TO

BOARD AND CORPORATE GOVERNANCE

Authorizes Stock Repurchase Program of $35 Million

Appoints Brent O. Hatch as New Independent Director and Lead Independent Director

Will Engage Third Party Executive Search Firm to Assist in Search Process

for an Additional Independent Director

Reaches Cooperation Agreement with KORR Value, L.P.

NEW YORK, NY – May 2, 2022 – Medallion Financial Corp. (NASDAQ: MFIN, “Medallion Financial” or the “Company”), a finance company that originates and services loans in various consumer and commercial industries, along with offering loan origination services to fintech strategic partners, today announced the Board has authorized a new stock repurchase program of $35 million. In conjunction with this authorization, Medallion Financial terminated its existing stock repurchase program. The Board has also announced that it will add two new independent directors to its Board of Directors and has created a Lead Independent Director position on the Board.

Brent O. Hatch has been appointed to the Company’s Board and assumed the newly established role of Lead Independent Director, effective immediately. Mr. Hatch has also joined the Audit Committee, Nominating and Governance Committee and Investment Oversight Committee of the Board. With today’s appointment of Mr. Hatch, the Board has expanded to nine members. Mr. Hatch is the founder of the law firm Hatch Law Group, PC and previously served in the White House as Associate Counsel to President George H.W. Bush. Mr. Hatch currently serves as an independent director and Audit Committee member at Medallion Bank, a wholly owned subsidiary of Medallion Financial.

The Company has commenced a search process for an additional independent director to be added to the Board later this year and will engage a third-party executive search firm to assist the Board in identifying suitable candidates. Current independent director Frederick Menowitz will retire from the Board no later than the appointment of the new independent director. Mr. Hatch and the new independent director, when appointed, will participate in the Board’s ongoing oversight of the Company, including the Company’s response to all regulatory matters, consistent with their fiduciary duties.

“Having worked with Brent in his capacity as a director of Medallion Bank, I am delighted to welcome him to our Board as Lead Independent Director and look forward to benefitting further from his extensive experience,” said Alvin Murstein, Chairman of the Board & CEO of Medallion Financial. “The addition of Brent, as well as another independent director later this year, will result in six new independent directors appointed in the last five years. That, in addition to the creation of the Lead Independent Director position, further demonstrates our commitment to strong corporate governance. We are also committed to delivering value to our shareholders through increased share repurchases and dividends, as demonstrated by our new $35 million share repurchase authorization, the largest in the Company’s history. Led by our President, Andrew Murstein, we have transformed our business model to focus on our consumer and commercial lending businesses. This has resulted in 2021 being our most profitable year in the history of our Company. We look forward to working with the new directors to build on our track record of success.”

Mr. Hatch said, “I am excited about the opportunity to join Medallion Financial’s Board and build on the Company’s tremendous progress. From my service as a member of the Medallion Bank board, I have gained great respect and admiration for the company that Alvin and Andrew, and the entire executive team, have built over many years, and I look forward to working closely with my fellow directors to ensure continued board transparency and independence, as well as an ongoing emphasis on growth and shareholder value creation for years to come.”

Mr. Murstein concluded, “On behalf of the Board, I would like to thank Fred Menowitz for his years of invaluable contributions and unique perspectives both inside and out of the boardroom. While Fred will continue as a director until later this year when we identify a new Independent Director to join the Board, I want to recognize his steadfast service and commitment to Medallion Financial and our shareholders.”

Cooperation Agreement

In connection with these changes, the Company has entered into a Cooperation Agreement with shareholder KORR Value, L.P. and certain of its affiliates (“KORR”). Under the terms of the agreement, KORR has agreed to withdraw its director nominees for the Company’s 2022 Annual Meeting of Shareholders. KORR also has agreed to abide by certain customary voting and standstill provisions until the termination of the Cooperation Agreement, subject to certain conditions outlined in the agreement.

Kenneth Orr, Founder and Chief Investment Officer at KORR, stated, “We are pleased to have reached this resolution with Medallion Financial and believe the steps announced today will serve to continue to enhance corporate governance, transparency and, in turn, drive value for all shareholders. We welcome Mr. Hatch as the new Lead Independent Director and believe he brings immense experience and a history of integrity to the boardroom, and we look forward to the appointment of another independent director in the future. Medallion’s management has done an excellent job in repositioning the business, as shown by its six consecutive quarters of growth and profitability, and we believe there is significant opportunity to deliver even further value to shareholders.”

The Company will file the Cooperation Agreement on a Form 8-K with the U.S. Securities and Exchange Commission.

About Brent O. Hatch

Brent O. Hatch is the founder of the law firm of Hatch Law Group, PC and has been employed there and its predecessor firm since 1993, where he litigates complex commercial matters and advises corporations on significant transactions. Mr. Hatch also currently serves as a member of the Board of Directors and the Audit Committee of the Company’s subsidiary, Medallion Bank, and has served in such roles since 2003. Mr. Hatch brings extensive legal experience, having founded a law firm in Utah and having previously served in the White House as Associate Counsel to President George H.W. Bush, Deputy Assistant Attorney General at the U.S. Department of Justice, and General Counsel at the National Endowment for the Humanities. Mr. Hatch clerked for the Honorable Robert H. Bork of the U.S. Court of Appeals for the District of Columbia Circuit. He is also a Director and Treasurer of the Federalist Society. Mr. Hatch holds a bachelor’s degree from Brigham Young University and a J.D. from Columbia Law School.

Sidley Austin LLP served as legal counsel to the Company, and Olshan Frome Wolosky LLP served as legal counsel to KORR.

About Medallion Financial Corp.

Medallion Financial Corp. (NASDAQ:MFIN) and its subsidiaries originate and service a growing portfolio of consumer loans and mezzanine loans in various industries. Key industries served include recreation (towable RVs and marine) and home improvement (replacement roofs, swimming pools, and windows). Medallion Financial Corp. is headquartered in New York City, NY, and its largest subsidiary, Medallion Bank, is headquartered in Salt Lake City, Utah. For more information, please visit www.medallion.com.

Forward-Looking Statements

Please note that this press release contains forward-looking statements that involve risks and uncertainties relating to business performance, cash flow, net interest income and expenses, other expenses, earnings, growth, and our growth strategy. These statements are often, but not always, made using words or phrases such as “will” and “continue” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These statements relate to future public announcements of our earnings, expectations regarding medallion loan portfolio, the potential for future asset growth and market share opportunities. Medallion’s actual results may differ significantly from the results discussed in such forward-looking statements. For example, statements about the effects of the COVID-19 pandemic on Medallion’s business, operations, financial performance and prospects constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond Medallion’s control, the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on Medallion, its customers and third parties. In addition to risks related to the ongoing COVID-19 pandemic, for a description of certain risks to which Medallion is or may be subject, including risks related to the ongoing SEC investigation, please refer to the factors discussed under the heading “Risk Factors” in Medallion’s 2021 Annual Report on Form 10-K.

Important Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A, an accompanying proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from the Company’s shareholders for the Company’s 2022 annual meeting of shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on our website at https://medallion.ir.edgar-online.com/, or by contacting investorrelations@medallion.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the Company’s 2022 annual meeting of shareholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Company’s Proxy Statement on Schedule 14A for its 2021 annual meeting of shareholders, filed with the SEC on April 29, 2021, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 14, 2022, and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Company’s Proxy Statement for its 2022 annual meeting of shareholders and other relevant documents to be filed with the SEC, if and when they become available.

Company Contact:

Media:

Sard Verbinnen & Co.

Jim Barron / Kal Goldberg / Jared Levy

MedallionFinancial-SVC@sardverb.com

Investors:

Investor Relations

212-328-2176

InvestorRelations@medallion.com